As filed with the Securities and Exchange Commission on June 29, 1998
                                                      Registration No. 333-57083
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 AMENDMENT NO. 2
                                       TO
                                    FORM S-3


                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933




                         THE BEAR STEARNS COMPANIES INC.
             (Exact Name of Registrant as Specified in its Charter)


          DELAWARE                                13-3286161
(State or Other Jurisdiction of
 Incorporation or Organization)           (I.R.S. Employer Identification No.)


                                 245 PARK AVENUE
                            NEW YORK, NEW YORK 10167
                                 (212) 272-2000
               (Address, Including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)


                              WILLIAM J. MONTGORIS
                             CHIEF OPERATING OFFICER
                         THE BEAR STEARNS COMPANIES INC.
                                 245 PARK AVENUE
                            NEW YORK, NEW YORK 10167
                                 (212) 272-2000
                     (Name and Address, Including Zip Code,
        and Telephone Number, Including Area Code, of Agent For Service)

                                   Copies to:

                              DENNIS J. BLOCK, ESQ.
                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                            NEW YORK, NEW YORK 10153
                                 (212) 310-8000


Approximate date of commencement of proposed sale of the securities to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plan, please check the following box. [_]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plan, check the following box. [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]__________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[_]

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.



                   SUBJECT TO COMPLETION, DATED JUNE 29, 1998


PROSPECTUS


                         THE BEAR STEARNS COMPANIES INC.

                    COMMON STOCK (PAR VALUE $1.00 PER SHARE)


     1,121,206 SHARES OF COMMON STOCK UNDER THE BEAR STEARNS COMPANIES INC.
             CAPITAL ACCUMULATION PLAN FOR SENIOR MANAGING DIRECTORS


         This Prospectus is being used in connection with the offering from time to time by certain former employees (the "Selling Shareholders") of The Bear Stearns Companies Inc., a Delaware corporation (the "Company"), and/or its subsidiaries, of up to 1,121,206 shares (the "Shares") of common stock, par value $1.00 per share, of the Company (the "Common Stock"), which have been acquired by them pursuant to the Company's Capital Accumulation Plan for Senior Managing Directors (the "Plan"). Unless the context indicates or requires otherwise, references in this Prospectus to the "Company" are to The Bear Stearns Companies Inc.
and its subsidiaries.


         The Shares are being sold by the Selling Shareholders acting as principals for their own account. The Company will not be entitled to any of the proceeds from such sales.

         The Selling Shareholders or their pledgees, donees, transferees or other successors in interest (including Bear, Stearns & Co. Inc. ("Bear Stearns") to the extent that shares may be sold from a margin account) may sell the Shares from time to time in one or more transactions (which may involve one or more block transactions) on the New York Stock Exchange (the "NYSE"), in sales occurring in the public market off such exchange, in privately negotiated transactions, or in a combination of such transactions; each sale may be made either at market prices prevailing at the time of such sale or at negotiated prices; some or all of the Shares may be sold through brokers acting on behalf of the Selling Shareholders or to dealers for resale by such dealers; and in connection with such sales, such brokers or dealers may receive compensation in the form of discounts, fees or commissions from the Selling Shareholders and/or the purchasers of such shares for whom they may act as broker or agent (which discounts, fees or commissions are not anticipated to exceed those customary in the types of transactions involved). However, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), may be sold under Rule 144 rather than pursuant to this Prospectus. All expenses of registration incurred in connection with this offering are being borne by the Company, but all brokerage commissions and other expenses incurred by individual Selling Shareholders will be borne by each such Selling Shareholder.

         The Selling Shareholders and any dealer acting in connection with the offering of any of the Shares or any broker executing selling orders on behalf of the Selling Shareholders may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any profit on the sale of any or all of the Shares by them and any discounts or concessions received by any such brokers or dealers may be deemed to be underwriting discounts and commissions under the Securities Act.

         Bear Stearns and/or Bear, Stearns Securities Corp. ("BSSC"), subsidiaries of the Company, may act as a broker on behalf of one or more of the Selling Shareholders in connection with this offering and may receive fees or commissions in connection therewith (which fees or commissions are not expected to exceed those customary in the types of transactions involved). See "Plan of Distribution."


         The Common Stock is traded on the NYSE. On June 26, 1998, the closing price of the Common Stock as reported on the NYSE Composite Tape was $58-9/16 per share.

                      -----------------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
          COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PRO-
              SPECTUS OR ANY SUPPLEMENT HERETO. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         ------------------------------

                                   JUNE , 1998

                                   -----------

         NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SECURITIES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.



                                TABLE OF CONTENTS
                                                                          PAGE
                                                                          ----

Available Information......................................................3
Incorporation of Certain Documents by Reference............................4
The Company................................................................5
Selling Shareholders.......................................................5
Plan of Distribution.......................................................9
Experts....................................................................9
Validity of Common Stock...................................................10



                              AVAILABLE INFORMATION

       The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 or at its Regional Offices located at the Citicorp Center, 5000 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 7 World Trade Center, 13th Floor, New York, New York 10048, and copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such information may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. Reports, proxy statements and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

       This Prospectus constitutes a part of a Registration Statement filed by the Company with the Commission under the Securities Act. This Prospectus omits certain of the information contained in the Registration Statement in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Company and the Shares. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

       The following documents filed by the Company with the Commission pursuant to Section 13 of the Exchange Act (File No. 1-8989) are incorporated herein by reference: (i) the Annual Report on Form 10-K (including the portions of the Company's Annual Report to Stockholders and Proxy Statement incorporated by reference therein) for the fiscal year ended June 30, 1997 (the "1997 Form 10-K"), (ii) the Quarterly Reports on Form 10-Q for the quarters ended September 26, 1997, December 31, 1997 and March 27, 1998 and (iii) the Current Reports on Form 8-K dated July 29, 1997, August 13, 1997, October 14, 1997, October 28, 1997, January 14, 1998, January 15, 1998, January 21, 1998, January 30, 1998,
April 1, 1998, April 1, 1998 (Form 8-K/A), April 6, 1998, April 15, 1998, June
10, 1998 and June 19, 1998. The description of the Common Stock, which is registered under Section 12 of the Exchange Act, is set forth under the caption "Description of Capital Stock" contained in the Company's Registration Statement on Form 10, dated September 19, 1985, and is also hereby incorporated herein by reference. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents.

       Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

       The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all documents incorporated by reference into this Prospectus except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Corporate Communications Department, The Bear Stearns Companies Inc., 245 Park Avenue, New York, New York 10167; telephone number (212) 272-2000.


                             ---------------------

                                   THE COMPANY

       The Company is a holding company that, through its principal subsidiaries, Bear, Stearns & Co. Inc. ("Bear Stearns") and Bear, Stearns Securities Corp. ("BSSC"), is a leading United States investment banking, securities trading and brokerage firm serving corporations, governments, institutional and individual investors worldwide. The business of the Company includes: market-making and trading in corporate, United States Government, government-agency, mortgage-related, asset-backed and municipal securities; trading in options, futures, foreign currencies, interest-rate swaps and other derivative products; securities and commodities arbitrage; securities, options and commodities brokerage; underwriting and distributing securities; providing securities clearance services; financing customer activities; securities lending; arranging for the private placement of securities; assisting in mergers, acquisitions, restructurings and leveraged transactions; providing other financial advisory services; making principal investments in leveraged acquisitions; acting as specialist on the floor of the New York Stock Exchange ("NYSE"); providing fiduciary and other services, such as real estate brokerage, investment management and investment advisory; and securities research.

       The Company's business is conducted from its principal offices in New York City; from domestic regional offices in Atlanta, Boston, Chicago, Dallas, Los Angeles and San Francisco; from representative offices in Beijing, Geneva, Hong Kong, Lugano and Shanghai; through international subsidiaries in Buenos Aires, Dublin, Hong Kong, London, Paris, Sao Paulo, Singapore and Tokyo; and through joint ventures with other firms in Belgium, Madrid, Paris and the Philippines. The Company's foreign offices provide services and engage in investment activities involving foreign clients and international transactions. The Company provides trust-company services through its subsidiary, Custodial Trust Company, located in Princeton, New Jersey.

       Bear Stearns and BSSC are broker-dealers registered with the Commission. They also are members of the NYSE, all other principal United States securities and commodities exchanges, the National Association of Securities Dealers, Inc. (the "NASD") and the National Futures Association. Bear Stearns is a "primary dealer" in United States government securities, as designated by the Federal Reserve Bank of New York.

       The Company is incorporated in Delaware. The principal executive office of the Company is located at 245 Park Avenue, New York, New York 10167; its telephone number is (212) 272-2000.


                              SELLING SHAREHOLDERS

       This Prospectus relates to shares of Common Stock that have been acquired under the Plan by the Selling Shareholders.

       The Selling Shareholders are former employees of the Company and were Senior Managing Directors of Bear Stearns. The following table sets forth the name and principal position or positions over the past three years with the Company of each Selling Shareholder (other than such Selling Shareholder's prior position as a Senior Managing Director of Bear Stearns) and (a) the number of shares of Common Stock each Selling Shareholder beneficially owned as of June 5, 1998; (b) the number of shares of Common Stock acquired by each Selling Shareholder pursuant to the Plan and being registered hereby, some or all of which shares may be sold pursuant to this Prospectus; and (c) the number of shares of Common Stock and the percentage, if 1% or more, of the total class of Common Stock outstanding to be beneficially owned by each Selling Shareholder following this offering, assuming the sale pursuant to this offering of all Shares acquired by such Selling Shareholder pursuant to the Plan and registered hereby. There is no assurance that any of the Selling Shareholders will sell any or all of the Shares offered by them hereunder.

       This table reflects all Selling Shareholders who are eligible to resell and the number of Shares available to be resold by such Selling Shareholders


  Selling Shareholders, Addresses of                                                    Shares Beneficially Owned
    Selling Shareholders and Prior       Shares Beneficially      Shares Covered by        After This Offering
 Principal Positions with the Company      Owned (1)(2)(3)         this Prospectus            Number Percent
 -----------------------------------       ---------------         ---------------            --------------

Stephen Cunningham                              60,771                  57,694                    3,077     *
 24 Greenbriar Lane
 Greenwich, CT 06831

Neil Eigen                                      13,051                  13,051                       0      0
 143 N. Passaic Avenue
 Chatham, NJ 07928

Kevin Finnerty                                 273,380                 273,283                      97      *
 15 Middle Drive
 Plandome, NY  11030

Peter Fox                                       2,215                   2,097                      118      *
 1118 W. Armory Street
 Champaign, IL  61821

N. Richard Greenfield                           21,729                  21,729                       0      0
 62 Parker Street
 Norwell, MA  02061

Michael Hellenbrand                             31,358                  31,358                       0      0
 424 West End Avenue
 Apartment 17B
 New York, NY  10024

James Marver                                    2,465                   2,465                        0      0
 c/o VantagePoint Venture Partners
 1001 Bayhill Drive
 Suite 140
Van Bruno, CA  94066


Vincent Mattone(4)                            1,987,618                348,541            1,639,077       1.45%
12 Deep Hollow Drive
Locust, NJ 07760


Brian Murray                                    14,221                   5,449              8,772           *
 57 Fairway Terrace
 Norwood, NJ  07648

John Otto, Jr.                                  17,522                  17,522                       0      0
 375 Round Hill Road
 Greenwich, CT 06831

R. Blaine Roberts                              233,108                 233,108                       0      0
 7100 Armat Drive
 Behesda, MD 20817






  Selling Shareholders, Addresses of                                                    Shares Beneficially Owned
    Selling Shareholders and Prior       Shares Beneficially      Shares Covered by        After This Offering
 Principal Positions with the Company      Owned (1)(2)(3)         This Prospectus            Number Percent
 -----------------------------------       ---------------         ---------------            --------------

Peter Rothschild                                31,443                  28,986                   2,457      *
 50 East 89th Street
 Apartment 20D
 New York, NY 10128

Milton Rubin                                    11,403                  11,340                      63      *
 98 Hill Drive
 Oyster Bay, NY  11771

Greg Smith                                      58,973                  58,973         0                    0
 c/o SG Capital
 780 Third Avenue
 New York, NY  10017

Nulsen Smith                                    15,140                  15,140         0                    0
 41 Middlesex Road
 Chestnut Hill, MA 02167

Greg Stoupnitzky                                 470                     470           0                    0
 35 Seville Avenue
 Rye, NY  10580


       ----------------------

* Less than one (1%) percent.

1. Nature of beneficial ownership is sole voting and investment power except as indicated in subsequent notes.

2. Includes shares of Common Stock owned by the Selling Stockholders through The Bear Stearns Companies Inc. Employee Stock Ownership Plan (the "ESOP"). Shares owned by the ESOP that are allocated to former employees' accounts are voted on a "pass through" basis by the former employees to whose accounts such shares are allocated. Shares not allocated to accounts and allocated shares for which voting directions have not been received are voted by the trustee of the ESOP in proportion to the manner in which allocated shares are directed to be voted by participants in the ESOP.


3. Does not include an aggregate of 893,234 shares underlying units credited under the Plan to the indicated individuals because such individuals neither have the present ability to direct the vote nor the ability to dispose of such shares and will not have such rights within 60 days.

4.     Mr. Mattone also has a short position of 1,461,764 shares of Common
       Stock.

                              PLAN OF DISTRIBUTION

       The Shares are being sold by the Selling Shareholders acting as principals for their own account. The Company will not be entitled to any proceeds from the sale of any Shares sold by the Selling Shareholders as part of this offering.

       The Selling Shareholders or their pledgees, donees, transferees or other successors in interest (including Bear Stearns to the extent that shares may be sold from a margin account) may sell the Shares from time to time in one or more transactions (which may involve one or more block transactions) on the NYSE, in sales occurring in the public market off such exchange, in privately negotiated transactions, or in a combination of such transactions; each sale may be made either at market prices prevailing at the time of such sale or at negotiated prices; some or all of the Shares may be sold through brokers acting on behalf of the Selling Shareholders or to dealers for resale by such dealers; and in connection with such sales, such brokers or dealers may receive compensation in the form of discounts, fees or commissions from the Selling Shareholders and/or the purchasers of such shares for whom they may act as broker or agent (which discounts, fees or commissions are not anticipated to exceed those customary in the types of transactions involved). However, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus. All expenses of registration incurred in connection with this offering are being borne by the Company, but all brokerage commissions and other expenses incurred by individual Selling Shareholders will be borne by each such Selling Shareholder.

       The Selling Shareholders and any dealer acting in connection with the offering or any broker executing selling orders on behalf of the Selling Shareholders may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any profit on the sale of any or all of the Shares by them and any discounts or concessions received by any such brokers or dealers may be deemed to be underwriting discounts and commissions under the Securities Act.

       Any broker or dealer participating in any distribution of Shares in connection with this offering may be deemed to be an "underwriter" within the meaning of the Securities Act and may be required to deliver a copy of this Prospectus, including a Prospectus Supplement, to any person who purchases any of the Shares from or through such broker or dealer.

       Bear Stearns may act as a broker on behalf of one or more of the Selling Shareholders in connection with the offering of the Shares and may receive fees or commissions in connection therewith (which fees or commissions are not expected to exceed those customary in the types of transactions involved). Bear Stearns is a member firm of the NASD and its activities in connection with the offering will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

       In order to comply with the securities laws of certain states, if applicable, the shares will be sold only through registered or licensed brokers or dealers.


                                     EXPERTS

       The consolidated financial statements and the related financial statement schedules incorporated in this prospectus by reference from the Company's 1997 Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                          VALIDITY OF THE COMMON STOCK

       The validity of the Common Stock will be passed upon for the Company by Weil, Gotshal & Manges LLP, New York, New York.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        The following table sets forth all expenses in connection with the issuance and distribution of the securities being registered. All amounts shown are estimated, except the SEC registration fee.

SEC registration fee ................................................... $17,623
Accounting fees.........................................................   5,000
Legal fees and expenses.................................................  10,000
Miscellaneous...........................................................   1,377
                                                                         -------
     Total                                                               $34,000
                                                                         =======




ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Reference is made to section 145 of the Delaware General Corporation Law which provides for indemnification of directors and officers in certain circumstances.

         Article VIII of the registrant's Restated Certificate of Incorporation provides for indemnification of directors and officers of the registrant against certain liabilities incurred as a result of their duties as such and also provides for the elimination of the monetary liability of directors for certain actions as such. The registrant's Restated Certificate of Incorporation, as amended, is filed as Exhibit 4(a)(1) to this Registration Statement.

         The registrant has in effect reimbursement insurance for directors' and officers' liability claims and directors' and officers' liability insurance indemnifying, respectively, the registrant and its directors and officers within specific limits for certain liabilities incurred by them, subject to the conditions and exclusions and deductible provisions of the policies.

         For the undertaking with respect to indemnification, see Item 17 herein.


ITEM 16. EXHIBITS.


    4(a)(1)   --     Restated Certificate of Incorporation of the Registrant.*

    4(a)(2)   --     Certificate of Stock Designation relating to the
                     Registrant's Adjustable Rate Cumulative Preferred Stock,
                     Series A (incorporated by reference to Exhibit 4(a)(6) to the Registration Statement on Form S-8 (File No.
                     33-49979)).

    4(a)(3)   --     Certificate of Stock Designation relating to the
                     Registrant's Cumulative Preferred Stock, Series B
                     (incorporated by reference to Exhibit 4(a)(12) to the Registration Statement on Form S-8 (File No. 33-49979)).

    4(a)(4)   --     Certificate of Stock Designation relating to the
                     Registrant's Cumulative Preferred Stock, Series C
                     (incorporated by reference to Exhibit 4(a)(13) to the Registration Statement on Form S-8 (File No. 33-49979)).

    4(a)(5)   --     Certificate of Stock Designation relating to the
                     Registrant's Cumulative Preferred Stock, Series E
                     (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on January 14,
                     1998).

    4(a)(6)   --     Certificate of Stock Designation relating to the
                     Registrant's Cumulative Preferred Stock, Series F
                     (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on April 20,
                     1998).

    4(a)(7)   --     Certificate of Stock Designation relating to the
                     Registrant's Cumulative Preferred Stock, Series G
                     (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on June 18, 1998).

    4(b)      --     Amended and Restated By-laws of the Registrant (filed as
                     Exhibit (3)(b) to the Registrant's Quarterly Report on Form
                     10-Q for the quarterly period ended December 31, 1997).

    5         --     Opinion of Weil, Gotshal & Manges LLP.**

    23(a)     --     Consent of Deloitte & Touche LLP.*

    23(b)     --     Consent of Weil, Gotshal & Manges LLP (included in Exhibit
                     5).

    24        --     Power of attorney (included in the signature pages to the
                     Registration Statement).*



-------------------------
*  Previously filed
** Filed herewith


ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) to reflect in the Prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered), and any deviation from the low or high and of the estimated maximum offering range, may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this Registration Statement.

         (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the Securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the Securities being registered hereby which remain unsold at the termination of the offering.

         (d) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or 15(d) of the Exchange Act of 1934, as amended, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 29th day of June, 1998.


                                        THE BEAR STEARNS COMPANIES INC.



                                        By: /s/ William J. Montgoris
                                            ------------------------------------
                                                William J. Montgoris
                                             Chief Operating Officer



                  Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                                  TITLE                         DATE
---------                                                  ------                        ----

----------------------------------                Chairman of the Board and Director            , 1998
Alan C. Greenberg



               *                                  President and Chief                    June 29, 1998
----------------------------------
James E. Cayne                                    Executive Officer (Principal Executive
                                                  Officer); Director



----------------------------------                Director                                      , 1998
Carl D. Glickman



             *                                    Director                               June 29, 1998
----------------------------------
Donald J. Harrington


             *                                    Director                               June 29, 1998
----------------------------------
William L. Mack



----------------------------------                Director                                      , 1998
Frank T. Nickell






                                      II-4

----------------------------------                Director                                       , 1998
Frederic V. Salerno



                  *                               Director                                June 29, 1998
----------------------------------
Vincent Tese


                  *                               Director                                June 29, 1998
----------------------------------
Fred Wilpon


                  *                               Senior Vice President-                  June 29, 1998
----------------------------------
Samuel L. Molinaro Jr.                            Finance and
                                                  Chief Financial Officer
                                                  (Principal Accounting
                                                  Officer and Principal
                                                  Financial Officer)




 /s/ William J. Montgoris
-----------------------------------------
William J. Montgoris
Attorney-in-Fact










                                      II-5


NYFS04...:\25\22625\0110\1324\FRM5288L.20H

                                  Exhibit Index

  Exhibit
  Number            Description

  4(a)(1)  --       Restated Certificate of Incorporation of the Registrant.*

  4(a)(2)  --       Certificate of Stock Designation relating to the
                    Registrant's Adjustable Rate Cumulative Preferred Stock,
                    Series A (incorporated by reference to Exhibit 4(a)(6) to the Registration Statement on Form S-8 (File No. 33-49979)).

  4(a)(3)  --       Certificate of Stock Designation relating to the
                    Registrant's Cumulative Preferred Stock, Series B
                    (incorporated by reference to Exhibit 4(a)(12) to the Registration Statement on Form S-8 (File No. 33-49979)).

  4(a)(4)  --       Certificate of Stock Designation relating to the
                    Registrant's Cumulative Preferred Stock, Series C
                    (incorporated by reference to Exhibit 4(a)(13) to the Registration Statement on Form S-8 (File No. 33-49979)).

  4(a)(5)  --       Certificate of Stock Designation relating to the
                    Registrant's Cumulative Preferred Stock, Series E
                    (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on January 14,
                    1998).

  4(a)(6)  --       Certificate of Stock Designation relating to the
                    Registrant's Cumulative Preferred Stock, Series F
                    (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on April 20, 1998).

  4(a)(7)  --       Certificate of Stock Designation relating to the
                    Registrant's Cumulative Preferred Stock, Series G
                    (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on June 18, 1998).

  4(b)     --       Amended and Restated By-laws of the Registrant (filed as
                    Exhibit (3)(b) to the Registrant's Quarterly Report on Form
                    10-Q for the quarterly period ended December 31, 1997).

  5        --       Opinion of Weil, Gotshal & Manges LLP.**

  23(a)    --       Consent of Deloitte & Touche LLP.*

  23(b)    --       Consent of Weil, Gotshal & Manges LLP (included in
                    Exhibit 5).

  24       --       Power of attorney (included in the signature pages to the
                    Registration Statement).*


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*  Previously filed
** Filed herewith